UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2015

METHES ENERGIES INTERNATIONAL LTD
 (Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01                      Entry into a Material Definitive Agreement.

On June 29, 2015, Methes Energies International Ltd., a Nevada corporation (the “Company”) entered into securities purchase agreements (collectively the “Securities Purchase Agreement”) with select institutional investors for a registered direct placement and the issuance and sale of up to an aggregate of 2,300,000 shares of its common stock, par value $.001 per share (“Common Stock”) and warrants to purchase up to an additional 1,781,292 shares of its Common Stock (the “Offering”).  The Common Stock and warrants will be sold in units (each a “Unit”), with each Unit consisting of one share of Common Stock and a warrant to purchase 0.7745 of one share of Common Stock at an exercise price of $0.882 per share of Common Stock (“Warrant”). Each Unit will be sold at a negotiated price of $0.5435 per Unit for a total purchase price of $1,250,050.

The net proceeds to the Company from the Offering, after deducting fees and estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $1.1 million.  The Offering is expected to close on or before July 1, 2015.

The Offering was made pursuant to the Company's effective registration statement on Form S-3 (Registration Statement No. 333-195271) previously filed with the Securities and Exchange Commission and declared effective on May 14, 2014, and a prospectus supplement thereunder, and pursuant to that certain Rule 462(b) Registration Statement (No. 333-205367) previously filed with the Securities and Exchange Commission on June 30, 2015.  A copy of the opinion of Morse Zelnick Rose & Lander LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Offering, the Warrant and the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the Warrant and the Securities Purchase Agreement, which is attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

 Item 8.01.   Other Events.

On June 30, 2015, the Company issued a press release announcing the Offering which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Morse Zelnick Rose & Lander LLP (1)
10.1	Form of Securities Purchase Agreement, dated as of June 29, 2015, between Methes Energies International Ltd and each of the Purchasers (as defined therein)
99.1	Press release dated June 30, 2015
(1) Incorporated by reference to Exhibit 5.1 to the Rule 462(b) Registration Statement (No. 333-205367) filed by the Company on June 30, 2015.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: June 30, 2015	By:	/s/Michel G. Laporte,
Michel G. Laporte,
Chief Executive Officer